UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2010, Robert J. Kostelnik was elected to the Board of Directors of Frontier Oil Corporation (“Frontier”).

Mr. Kostelnik currently serves as President and CEO of Cinatra Clean Technologies, Inc., a position he has held since 2008.  Prior to this, Mr. Kostelnik held a number of senior positions during his 16 years with CITGO Petroleum Corporation, most recently serving as Vice President of Refining until his retirement in 2007, and also serving as Vice President of Health, Safety, Security, and Environment.  Prior to joining CITGO in 1992, he served in various refinery management positions during his 17 years with Shell Oil Company.  Mr. Kostelnik currently serves on the Board of Directors of Methanex Corporation.  He attended the University of Missouri, where he earned a Bachelor of Science in Mechanical Engineering, and is a Registered Professional Engineer.

A copy of the press release announcing Mr. Kostelnik’ election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Frontier Oil Corporation on November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Doug S. Aron
Doug S. Aron
Executive Vice President - Chief Financial Officer

Date: November 19, 2010